UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):

August 6, 2010 (August 5, 2010)

HARRIS & HARRIS GROUP, INC.

(Exact name of registrant as specified in its charter)

New York (State or other jurisdiction of incorporation)	0-11576 (Commission File Number)	13-3119827 (IRS Employer Identification No.)

1450 Broadway, 24th Floor
New York, New York 10018

(Address of principal executive offices and zip code)

(212) 582-0900

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02           Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On August 5, 2010, the Board of Directors of Harris & Harris Group Inc. (the “Company,” “we” or “us”), upon recommendation by its Nominating Committee, appointed Mr. Lucio Lanza to serve as a Director of the Company, effective immediately, until the 2011 Annual Meeting of Shareholders.  Mr. Lanza was appointed to the Board of Directors as part of long-term Board succession planning in anticipation of the upcoming retirement of three of our directors in 2011 pursuant to our director retirement policy.

Mr. Lanza is the Managing Director of Lanza techVentures, an early stage venture capital and investment firm, which he founded in January 2001.  Since 2008, he has been a General Partner and the Chief Technology Strategist of Radnorwood Capital, LLC, an investor in public technology companies.  Previously, he was a General Partner of US Venture Partners, a venture capital firm. Throughout his career, he has held senior level and strategic positions at Cadence Design Systems, Inc., EDA Systems, Inc., Daisy Systems, Corp., Intel Corp., Olivetti Corporation and ARM Holdings plc.  He was graduated from Politecnico of Milano with a doctorate in electronic engineering.

Mr. Lanza was also appointed as a member of the Valuation Committee and the Independent Directors’ Committee.  There is no arrangement or understanding between Mr. Lanza and any other person pursuant to which Mr. Lanza was selected as a director of the Company.  Mr. Lanza does not have any direct or indirect material interest in any existing or proposed transactions to which the Company is or may become a party.

The press release announcing the appointment of Mr. Lanza is attached hereto as Exhibit 99.

Item 5.03            Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

On August 5, 2010, the Board of Directors authorized a Certificate of Change to the Company’s Certificate of Incorporation in order to amend the address to which the Secretary of State can forward copies of process accepted on behalf of  the Company.  The Certificate of Change was mailed to the New York State Department of State on August 5, 2010, and is attached here to as Exhibit 3.

Item 5.05.           Amendments to the Registrant’s Code of Ethics, or Waiver of a Provision of the Code of Ethics.

On August 5, 2010, the Board of Directors amended the Company’s Code of Ethics adopted in accordance with Rule 17j-1 under the Investment Company Act of 1940 to revise its prior approval requirements for Independent Directors  A copy of the amended Code of Ethics is attached hereto as Exhibit 14 to this Form 8-K.

Item 9.                 Financial Statements and Exhibits.

(a)	Not applicable.

(b)	Not applicable.

(c)	Not applicable.

(d)	Exhibits.

Exhibit No.	Description

3	Certificate of Change

14	Code of Ethics Pursuant to Rule 17j-1

99	Press Release, dated August 6, 2010

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: August 6, 2010                                           HARRIS & HARRIS GROUP, INC.

By:  /s/ Douglas W. Jamison
Douglas W. Jamison
Chief Executive Officer

EXHIBIT INDEX

Exhibit No.	Description

3	Certificate of Change

14	Code of Ethics Pursuant to Rule 17j-1

99	Press Release, dated August 6, 2010